UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Morningstar, Inc.
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Notice of 2016 Annual Meeting and Proxy Statement

Letter from Joe Mansueto, Chairman & CEO

Notice of Annual Meeting

Proxy Statement

01	Questions and Answers About the Annual Meeting and the Proxy Materials

04	Proposal 1: Election of Directors

07	Board of Directors and Corporate Governance

14	Security Ownership of Certain Beneficial Owners and Management

16	Compensation Discussion and Analysis

23	Compensation Committee Report

23	Compensation Committee Interlocks and Insider Participation

24	Executive Compensation

27	Equity Compensation Plan Information

28	Proposal 2: Reapproval of the Performance Measures included in Morningstar, Inc. 2011 Stock Incentive Plan

32	Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

33	Audit Committee Report

35	Principal Accounting Firm Fees

36	Certain Relationships and Related Party Transactions

37	Section 16(a) Beneficial Ownership Reporting Compliance

37	Shareholder Proposals or Nominations

38	Obtaining Our Financial Statements

38	Communicating With Us

39	Appendix A: Morningstar, Inc. 2011 Stock Incentive Plan

April 1, 2016

Dear Shareholder:

We will hold our 2016 Annual Shareholders’ Meeting at 9 a.m. Central time on Friday, May 13, 2016 at our corporate headquarters at 22 West Washington Street, Chicago, Illinois 60602. We look forward to your participation, either in person or by proxy.

At this year’s meeting, the agenda includes the following items:

• Election of directors.

• Reapproval of the performance measures included in the Morningstar, Inc. 2011 Stock Incentive Plan.

• Ratification of the appointment of our independent registered public accounting firm.

Please refer to the proxy statement for detailed information on each of the proposals and the meeting.

Each share of our stock that you own represents one vote. If you do not vote your shares, you will not have a say on the important issues to be voted on at the meeting.

If you have any questions concerning the meeting or the proposals, please contact our Investor Relations department at (312) 696-6621. For questions regarding your stock ownership, you may contact our transfer agent, Computershare Investor Services, LLC, through its website at www.computershare.com/contactUS or by phone at (866) 303-0659 (within the United States and Canada) or (312) 588-4659 (outside the United States and Canada).

Sincerely,

Joe Mansueto
Chairman of the Board and Chief Executive Officer

Morningstar, Inc.
Notice of Annual Shareholders’ Meeting
To be held on May 13, 2016

Dear Shareholder:

You are cordially invited to attend our 2016 Annual Shareholders’ Meeting, which will be held at 9 a.m. Central time on Friday, May 13, 2016 at our corporate headquarters at 22 West Washington Street, Chicago, Illinois 60602.

We are holding the annual meeting for the following purposes:

• To elect the ten director nominees listed in the proxy statement to hold office until the next annual shareholders’ meeting or until their respective successors have been elected or appointed.

• To reapprove the performance measures included in the Morningstar, Inc. 2011 Stock Incentive Plan.

• To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016.

• To transact other business that may properly come before the meeting or any adjournment or postponement of the meeting.

The proxy statement, which follows this notice, fully describes these items. We have not received notice of other matters to be presented at the meeting.

You may vote at the meeting and any postponements or adjournments of the meeting if you were a shareholder of record as of the close of business on March 14, 2016, the record date for the meeting. A list of shareholders entitled to vote will be available for inspection for 10 days prior to the meeting at our corporate headquarters, 22 West Washington Street, Chicago, Illinois 60602.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. For further details, see How do I vote? on page two.

Heidi Miller
Associate General Counsel and Corporate Secretary
Chicago, Illinois
April 1, 2016

Proxy Statement

Our Board of Directors (the Board) solicits your proxy for the 2016 Annual Shareholders’ Meeting to be held at 9 a.m. Central time on Friday, May 13, 2016 at our corporate headquarters at 22 West Washington Street, Chicago, Illinois 60602 and at any postponement or adjournment of the meeting, for the purposes set forth in the Notice of Annual Shareholders’ Meeting included with this proxy statement. We made copies of this proxy statement available to shareholders beginning on April 1, 2016.

Questions and Answers About the

Annual Meeting and the Proxy Materials

Where is the annual meeting?

We will hold the annual meeting at 9 a.m. Central time on Friday, May 13, 2016 at our corporate headquarters at 22 West Washington Street, Chicago, Illinois 60602. When you arrive in the lobby, check in at the security desk and take the elevator directly to the seventh floor to reach our auditorium. You will need to present a photo ID when you check in at the security desk. We will have signs posted that direct you to the appropriate location. We will not permit cameras or other recording devices in the auditorium.

Why did I receive a notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

We provide access to our proxy materials over the Internet. On April 1, 2016 we mailed a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners. The Notice explains how to access the proxy materials on the Internet and how to vote your proxy. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting printed materials included in the Notice.

What will shareholders vote on at the annual meeting?

Shareholders will elect directors to serve until our next annual meeting and will also be asked to reapprove the performance measures included in the Morningstar, Inc. 2011 Stock Incentive Plan and to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2016. We do not expect any other matters to be presented at the meeting. If other matters are properly presented for voting, the persons named as proxies will vote in accordance with their best judgment on those matters.

Who is entitled to vote at the annual meeting?

Shareholders of record as of the close of business on March 14, 2016 are entitled to vote at the meeting. On that date, there were 42,911,386 outstanding shares of common stock.

What is a shareholder of record?

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered the shareholder of record for those shares. As the shareholder of record, you have the right to vote your shares.

If your shares are held in a stock brokerage account or by a bank, or other holder of record, you are considered the beneficial owner of shares held in street name. Your broker, bank, or other holder of record is the shareholder of record for those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares.

How many votes are required to elect directors and adopt proposals?

The election of each director and the other proposals to be voted on each require the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote. A majority of the shares entitled to vote on a matter, whether present in person or by proxy, will constitute a quorum for consideration of that matter at the meeting.

How many votes am I entitled to per share?

Each share of our stock that you own represents one vote. If you do not vote your shares, you will not have a say on the important issues to be voted upon at the meeting.

How do I vote?

If you are a shareholder of record, you may vote in person at the meeting. If you do not wish to vote in person or if you will not be attending the meeting, you may vote by telephone, or over the Internet, by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you requested a printed copy of the proxy materials, you may also complete, sign, and date your proxy card and return it in the prepaid envelope that was included with the printed materials.

If you are a beneficial owner of shares and you wish to vote in person at the meeting, you must obtain a proxy from your broker, bank, or other shareholder of record and present it to the inspector of election with your ballot. If you do not wish to vote in person or will not be attending the meeting, you may vote by following the instructions provided in the Notice of Internet Availability of Proxy Materials you received from the shareholder of record of your shares. If you received a printed copy of the proxy materials, you should have received a proxy card and voting instructions from the shareholder of record of your shares.

If you are a shareholder of record and submit a signed proxy card but do not fill out the voting instructions, the persons named as proxy holders will vote the shares represented by your proxy as follows:

• FOR the election of the directors listed in the proxy statement.

• FOR the reapproval of the performance measures included in the Morningstar, Inc. 2011 Stock Incentive Plan.

• FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2016.

What happens if I abstain from voting on a matter or my broker withholds my vote?

For each matter to be considered at the meeting, abstentions are treated as shares that are represented and entitled to vote, so abstaining has the same effect as a negative vote. Shares held by brokers that do not have discretionary authority to vote on a particular proposal and that have not received voting instructions from their customers are not counted as being represented or entitled to vote on the proposal, which has the effect of reducing the number of affirmative votes needed to approve the proposal.

Should I submit a proxy even if I plan to attend the annual meeting?

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person. If you attend the meeting and are a shareholder of record, you may also submit your vote in person, and any previous votes that you submitted will be superseded by the vote that you cast at the meeting.

Can I revoke my proxy?

You may revoke your proxy at any time before the completion of voting at the meeting by voting in person at the meeting or by delivering instructions before the meeting by mail to Heidi Miller, Associate General Counsel and Corporate Secretary, Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602. If you are a beneficial owner, you must contact your broker, bank, or other holder of record to revoke any prior voting instructions.

Who will bear the cost of soliciting votes for the annual meeting?

We will bear the expense of soliciting proxies. Our directors, officers, and other employees may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We do not compensate them for soliciting proxies. We are required to request that brokers and nominees who hold stock in their names furnish our proxy material to the beneficial owners of the stock, and we must reimburse those brokers and nominees for the reasonable expenses of doing so in accordance with applicable law.

Will a live video stream of the annual meeting be available?

You can view a live video stream of the annual meeting at http://global.morningstar.com/annualmeeting2016. You can submit questions for management to address during the meeting by visiting http://morningstar.socialqa.com.

Will a recording of the annual meeting be available?

You can view a video recording at http://corporate.morningstar.com/US/InvestorRelations, which will be available for approximately one year after the meeting.

Proposal 1:

Election of Directors

Our nominees for election as directors include eight independent directors, as defined in the applicable rules for companies traded on the Nasdaq Global Select Market (Nasdaq), and two members of our senior management team. Each director serves a one-year term, as described below, with all directors subject to annual election.

At the recommendation of the Nominating and Corporate Governance Committee, the Board nominated each person listed below to serve as a director for the term beginning at the annual meeting on May 13, 2016 and ending with the annual meeting to be held in 2017 or until his or her successor, if any, is elected or appointed. Unless proxy cards are otherwise marked, the persons named as proxy holders will vote all proxies received FOR the election of each nominee.

If any director nominee is unable or unwilling to stand for election at the time of the annual meeting, the persons named as proxy holders may vote either for a substitute nominee designated by the Board to fill the vacancy or for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. The Board believes that each nominee will be able and willing to serve if elected as a director.

Recommendation of the Board

The Board recommends that you vote FOR the election of each of the following nominees.

Name	Age	Position
Joe Mansueto	59	Chairman of the Board and Chief Executive Officer
Don Phillips	53	Managing Director and Director
Robin Diamonte	51	Director
Cheryl Francis	62	Director
Steve Kaplan	56	Director
Gail Landis	63	Director
Bill Lyons	60	Director
Jack Noonan	68	Director
Paul Sturm	69	Director
Hugh Zentmyer	70	Director

Joe Mansueto

Joe Mansueto founded Morningstar in 1984. He has served as chairman since our company’s inception and as chief executive officer from 1984 to 1996 and from 2000 to the present. He holds a bachelor’s degree in business administration from The University of Chicago and a master’s degree in business administration from The University of Chicago Booth School of Business.

Don Phillips

Don Phillips is a managing director for Morningstar. Before taking on his current role in January 2014, he served as head of global research during 2013. He joined us in 1986 as our first analyst. He served as our vice president and publisher from 1991 to 1996, as our president from 1996 to 1998, as our chief executive officer from 1998 to 2000, as our president of fund research from 2009 to 2012, and as our president of the Investment Research division from 2012 to 2013. He has served on the Board since August 1999. He holds a bachelor’s degree in English from the University of Texas and a master’s degree in American literature from The University of Chicago.

Robin Diamonte

Robin Diamonte was appointed to the Board in December 2015. She has been vice president and chief investment officer of United Technologies Corporation, a diversified company providing high-technology products and services to the global aerospace and building systems industries, since 2004. Before joining United Technologies Corporation, she held several positions during her 12-year tenure at Verizon Investment Management Corporation, the asset management arm of Verizon Communications Inc., rising from research analyst to managing director. She holds a bachelor’s degree in electrical engineering and a master’s degree in business administration from the University of New Haven.

Cheryl Francis

Cheryl Francis was elected to the Board in July 2002. She has been co-chair, Corporate Leadership Center, a not-for-profit organization focused on developing tomorrow’s business leaders, since August 2008 and vice-chair from 2002 to August 2008. She has been an independent business and financial advisor since 2000. From 1995 to 2000, she served as executive vice president and chief financial officer of R.R. Donnelley & Sons Company, a print media company. She currently serves as a member of the board of directors of HNI Corporation and Aon plc. She holds a bachelor’s degree from Cornell University and a master’s degree in business administration from The University of Chicago Booth School of Business.

Steve Kaplan

Steve Kaplan served as a member of our advisory board beginning in 1998 and was elected to the Board in August 1999. Since 1988, he has been a professor at The University of Chicago Booth School of Business where he currently is the Neubauer Family Distinguished Service Professor of Entrepreneurship and Finance. He holds a bachelor’s degree in applied mathematics and economics from Harvard College and a Ph.D. in business economics from Harvard University. He currently serves on the board of trustees of the Columbia Acorn Funds and formerly served on the board of directors of Accretive Health, Inc.

Gail Landis

Gail Landis was elected to the Board in May 2013. She was a founding partner of Evercore Asset Management, LLC, an institutional asset management firm, and served as managing principal from 2005 until her retirement in December 2011. From 2003 to 2005, she served as head of distribution for the Americas for Credit Suisse Asset Management, the asset management division of Credit Suisse AG. From 1981 to 2002, she served in senior roles with Sanford C. Bernstein & Co., Inc. and its successor company AllianceBernstein L.P., a global asset management firm. She holds a bachelor’s degree in East Asian studies from Boston University and a master’s degree in business administration from New York University’s Stern School of Business.

Bill Lyons

Bill Lyons was appointed to the Board in September 2007. He served as president and chief executive officer of American Century Companies, Inc., an investment management company, from September 2000 until his retirement in March 2007. From 1987 to 2000, he served in other capacities at American Century Companies, Inc., including as general counsel, chief operating officer, and president. He currently serves as a member of the board of directors of NIC Inc. and The Nasdaq Stock Market LLC, Nasdaq BX, and Nasdaq PHLX, all wholly owned subsidiaries of the Nasdaq, Inc. He holds a bachelor’s degree in history from Yale University and a juris doctor degree from Northwestern University School of Law.

Jack Noonan

Jack Noonan served as a member of our advisory board beginning in 1998 and was elected to the Board in August 1999. He is a private investor and served as transition executive of International Business Machines Corporation, a leading manufacturer of information technologies, from October 2009 to December 2009. From January 1992 to October 2009, he served as president and chief executive officer of SPSS Inc., a software company specializing in predictive analytics. From January 2008 to October 2009, he also served as chairman of the board of directors of SPSS Inc. He currently serves as a member of the board of directors of Fleetmatics Group PLC and Lionbridge Technologies, Inc.

Paul Sturm

Paul Sturm served as a member of our advisory board beginning in 1998 and was elected to the Board in August 1999. He is a private investor and wrote a monthly column on investing for Smart Money magazine between 1992 and 2006. From 1985 to 1989, he was assistant managing editor at Business Week. From 1980 until 1985, he held a similar position at Forbes. Before that, he worked as a business writer for a variety of publications based in New York, Washington, and London. He holds a bachelor’s degree in economics from Oberlin College and a master’s degree in journalism from Columbia University. He received a juris doctor degree from Georgetown University Law Center.

Hugh Zentmyer

Hugh Zentmyer was appointed to the Board in January 2010. He served as executive vice president of Illinois Tool Works Inc., a diversified manufacturer of industrial systems and components, from 1995 until his retirement in January 2009. He holds a bachelor’s degree in accounting from the University of Cincinnati and a master’s degree in business administration from Xavier University.

Board of Directors and Corporate Governance

We have adopted a set of Corporate Governance Guidelines to guide the Board in its objective of enhancing shareholder value over the long term. The shareholders elect the Board and vote on extraordinary matters. Our Board currently consists of ten directors. The Board believes there should be a substantial majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have members of management, including the chief executive officer, as directors. The current Board members include eight independent directors and two members of our senior management team.

Independent Directors

Each of our directors, other than Joe Mansueto and Don Phillips, qualifies as independent under Nasdaq requirements. The Nasdaq independence rules preclude a finding of independence if the director is employed by the company or has engaged in various types of business dealings with the company. In reaching its conclusion that each of our non-employee directors is independent, the Board has determined that none of them has a relationship with the company that would interfere with the exercise of his or her independent judgment.

In making this determination, the Board reviewed and discussed information provided by the directors and management with regard to each director’s business and personal activities as they relate to the company. For Robin Diamonte, the Board considered ordinary course transactions between the company and United Technologies Corporation, where she is vice president and chief investment officer. For Cheryl Francis, the Board considered ordinary course transactions between the company and Aon plc, where she is a member of the board of directors, and ordinary course transactions between the company and Corporate Leadership Center, where she is co-chairman. For Steve Kaplan, the Board considered ordinary course transactions between the company and Columbia Acorn Funds, where he is a member of the board of trustees, and a charitable contribution of $25 million to be paid over time by Joe Mansueto to support the construction of a library at the University of Chicago, where Steve is a professor. For Bill Lyons, the Board considered ordinary course transactions between the company and The NASDAQ Stock Market LLC, where he is a director. Gail Landis, Jack Noonan, Paul Sturm, and Hugh Zentmyer do not have any relationships involving the company other than their positions as members of the Board.

The Board has determined that each member of the Audit Committee qualifies as independent under special standards established by the Securities and Exchange Commission (SEC) for members of audit committees. The Board has also determined that each Audit Committee member has sufficient knowledge to read and understand the company’s financial statements and to serve on the Audit Committee. Additionally, the Board has determined that Cheryl Francis, the Chair of the Audit Committee, qualifies as an audit committee financial expert under the relevant SEC rules. This designation is related to Cheryl’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon her any duties, obligations, or liabilities that are greater than those generally imposed on her as a member of the Audit Committee and the Board. Her designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations, or liabilities of any member of the Audit Committee or the Board.

The Board has determined that each member of the Compensation Committee qualifies as independent under special standards established by the SEC and also under the Internal Revenue Code for members of compensation committees.

The Nominating and Corporate Governance Committee has certain oversight responsibilities imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) that pertain to Morningstar Credit Ratings, LLC, a Nationally Recognized Statistical Rating Organization and one of the company’s subsidiaries. The Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as independent under special standards established by the Dodd-Frank Act applicable to board committees with those oversight responsibilities. The Dodd-Frank Act requires that the oversight committee have at least one user of credit ratings. The Board has determined that Bill Lyons, a member of the Nominating and Corporate Governance Committee, is a user of credit ratings within the meaning of the Dodd-Frank Act. This designation is related to Bill’s experience and understanding with respect to certain matters pertaining to credit ratings. The designation does not impose upon him any duties, obligations, or liabilities that are greater than those generally imposed on him as a member of the Nominating and Corporate Governance Committee and the Board. His designation as a user of credit ratings does not affect the duties, obligations, or liabilities of any member of the Nominating and Corporate Governance Committee or the Board.

Board Responsibilities and Structure

The primary responsibilities of the Board are to provide oversight, counseling, and direction to our management team in the long-term interests of the company and our shareholders. The Board’s responsibilities include:

•    selecting and regularly evaluating the performance of the chief executive officer;

•    planning for chief executive officer succession;

•    monitoring succession planning for other senior executives;

•    overseeing the conduct of our business to evaluate whether the business is being properly managed, including review of the strategic plan;

•    risk oversight; and

•    overseeing the processes for maintaining the integrity of our financial statements and other public disclosures and compliance with law and ethics.

The chief executive officer and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to certain extraordinary corporate actions.

The Board is responsible for determining the roles of the chairman of the board and chief executive officer. The Board recognizes that in some circumstances there can be great value in having separate individuals serve as chairman and chief executive officer. However, the Board believes that having Joe Mansueto serve as both chairman and chief executive officer is in the best interest of the company and its shareholders at this point in time given the nature and size of our business, the company’s current management needs, the composition of the current board, and Joe’s position as founder and controlling shareholder of the company. The Board would consider making a change to the combined chairman and chief executive officer structure if it determined that would be the best course of action for the company.

The Board has not designated a lead director; however, the independent directors choose from among themselves a lead director with respect to specific matters when appropriate. The Board believes this practice has been working well. The Chair of the Nominating and Corporate Governance Committee works closely with the chairman to set the agenda for each Board meeting and serves as a liaison between the chairman and the independent directors.

The Board and its committees meet throughout the year on a set schedule. From time to time as appropriate, the Board and its committees also hold special meetings and may act by written consent. Board agendas include regularly scheduled sessions for the independent directors to meet without members of management present. The independent directors determine who among them will be responsible for chairing sessions for the independent directors. The Board has delegated various responsibilities and authority to different Board committees, as described below. These committees regularly report on their activities and actions to the full Board. Board members have access to all of our employees outside of Board meetings.

Board’s Role in Risk Oversight

The Board’s role in the company’s risk oversight process involves both the Audit Committee and the full Board. The Audit Committee reviews and discusses with management risks relating to the company’s financial systems and data in the context of internal controls and legal exposure and the steps that management has taken to monitor and control them. Management identifies and prioritizes enterprise-wide risks. Each year, the full Board receives a presentation by management on enterprise risk, including operational, financial, legal and regulatory, strategic, and reputational risks. Management makes additional reports about enterprise risks as needed or as requested by the Board. The Board believes the current leadership structure discussed above enhances its oversight of risk because our chief executive officer, who is ultimately responsible for the company’s management of risk, also chairs regular board meetings, and with his in-depth knowledge and understanding of the company, is best able to bring key business issues and risks to the Board’s attention.

Risk Considerations in our Compensation Program

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the company. In reaching this determination, we have taken into account the following design elements of our compensation policies and practices: the mixture of cash and equity-based compensation encourages an appropriate balance between short-term and long-term risk, multi-year vesting of equity awards encourages employees to focus on the long-term operational and financial performance of the company, and the use of stock ownership requirements for our executive officers not only aligns their interests with shareholders but also discourages a short-term focus.

Attendance at Board, Committee, and Annual Shareholders’ Meetings

The Board held five meetings in 2015. We expect each director to attend each meeting of the Board and the committees on which he or she serves as well as the annual meeting. In 2015, each director attended at least 75% of the meetings of the Board and the committees on which he or she served. Each of the directors attended our 2015 Annual Shareholders’ Meeting.

Board Committees and Charters

The Board currently has standing Audit, Compensation, and Nominating and Corporate Governance Committees and appoints the members to each of these committees. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is an independent director under Nasdaq standards. Each Board committee has a written charter approved by the Board. A copy of each charter is available on our website at http://corporate.morningstar.com/US/InvestorRelations in the Corporate Governance section. The table below shows the members of each committee and the number of meetings held by each committee during 2015.

Director	Audit	Compensation	Nominating and Corporate Governance
Joe Mansueto
Don Phillips
Robin Diamonte	Member
Cheryl Francis	Chair	Member
Steve Kaplan		Chair	Member
Gail Landis	Member		Member
Bill Lyons		Member	Member
Jack Noonan	Member	Member
Paul Sturm			Chair
Hugh Zentmyer	Member	Member
2015 Meetings	9	7	5

Audit Committee

The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls, and audit functions and is directly responsible for appointing, retaining, compensating, and overseeing the work of our independent registered public accounting firm. We describe the responsibilities and activities of the Audit Committee in greater detail in the Audit Committee Report on page 33.

Compensation Committee

The Compensation Committee reviews and determines salaries, incentive plan awards, and other matters relating to compensation of our executive officers, other than the chief executive officer, based on feedback from our chief executive officer about the officer’s performance and overall contribution to the company. It also makes recommendations to the Board concerning compensation for the chief executive officer. The Compensation Committee administers our equity-based compensation plans, including reviewing and granting equity-based awards to our non-employee directors, executive officers, and other employees. The Compensation Committee also reviews and determines various other Morningstar compensation policies and related matters. The Compensation Committee makes recommendations to the Board concerning our compensation practices for non-employee directors.

The Compensation Committee may, in its discretion and only to the extent permitted by law, delegate its authority to a subcommittee of the Compensation Committee. The Compensation Committee may engage its own outside advisors as it deems appropriate. The Compensation Committee did not retain an independent compensation consultant during 2015. We discuss additional information about the Compensation Committee, its activity during 2015, and related matters in the Compensation Discussion and Analysis section, which begins on page 16.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee and the Board take into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a publicly traded company; understanding of our business; education and professional background, including current employment and other board memberships; and reputation for integrity. Although the company does not have a formal diversity policy, the Nominating and Corporate Governance Committee and the Board believe that it is essential that the individual Board members represent diverse opinions, perspectives, personal and professional experiences, and backgrounds. The Nominating and Corporate Governance Committee reviews these factors and others it considers useful in the context of the perceived needs of the Board. The priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members. The Nominating and Corporate Governance Committee establishes procedures for the nomination process and recommends candidates for election to the Board.

Consideration of new Board nominee candidates involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. Board members or employees typically suggest candidates for nomination to the Board. In 2015, we did not use a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. Robin Diamonte, who joined our Board in December 2015, was introduced to the Board by Paul Sturm. The Board sought to add a member with significant experience in the retirement industry, and Robin’s experience as the vice president and chief investment officer of United Technologies Corporation fit this need. The Nominating and Corporate Governance Committee will consider candidates proposed by shareholders using the same criteria it uses for other candidates. A shareholder seeking to recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration should submit the candidate’s name and qualifications to Heidi Miller, Associate General Counsel and Corporate Secretary, Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602.

The Nominating and Corporate Governance Committee reviews and makes recommendations to the Board regarding the appropriate size, performance, composition, duties, and responsibilities of the Board and each of its committees. The Nominating and Corporate Governance Committee also reviews and reports to the Board on a periodic basis on corporate governance matters and is responsible for discharging the Dodd-Frank Act corporate governance oversight requirements that pertain to Morningstar Credit Ratings, LLC, a Nationally Recognized Statistical Rating Organization and one of the company’s subsidiaries.

Director Qualifications

Each director brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas. We describe certain individual qualifications and skills that led the Board to conclude that each person should serve as a director below. Additional details on our director nominees are set forth in their biographies beginning on page 4.

•    As the founder and controlling shareholder of the company, Joe Mansueto’s knowledge of all aspects of the business and the financial information industry position him well to serve as our chairman and chief executive officer.

•    Don Phillips brings to the Board an in-depth understanding of the investment industry. He is a well-respected advocate for investors, with 30 years of experience analyzing and commenting on investing trends.

•    As the vice president and chief investment officer of United Technologies Corporation, Robin Diamonte has extensive experience in the retirement industry. Her expertise is a great asset to our growing retirement business.

•    Cheryl Francis is an experienced financial leader. Her experience serving as the chief financial officer of a public company makes her a valuable asset, both on our Board and as Chair of the Audit Committee. Cheryl also currently serves on the board of two other public companies and qualifies as an audit committee financial expert under the relevant SEC rules.

•    Steve Kaplan has an extensive background in academia. As a professor, his research and teaching focus on issues in private equity and entrepreneurial finance. His expertise is valuable in analyzing our business and potential acquisitions.

•    Gail Landis brings to the Board deep knowledge of the asset management industry. With over 30 years of experience as an investment management executive, she has an excellent understanding of the needs of institutional clients.

•    As the former chief executive officer of a private investment management company, Bill Lyons has extensive experience in the mutual fund industry. Both through his work in the mutual fund industry and as a member of the investment committee of three private foundations, Bill has experience with relevant matters pertaining to credit ratings that help the Nominating and Corporate Governance Committee fulfill its oversight responsibilities relating to Morningstar Credit Ratings. His business acumen and knowledge of the mutual fund industry provide our Board with unique insight and a keen perspective on our customers’ priorities and challenges. Bill also currently serves on the board of another public company.

•    As the former chief executive officer of a public company, Jack Noonan offers a wealth of management and business experience. Jack’s exposure to the complex issues facing a global software provider makes him a valuable member of our Board. Jack also currently serves on the board of two other public companies.

•    Paul Sturm brings to the Board his unique perspective as a financial journalist and a comprehensive understanding of the investment media, as well as a deep understanding of our people, culture, and products.

•    With his years of experience working at a large decentralized company, Hugh Zentmyer brings to the Board his understanding of what makes businesses work effectively and efficiently. He has experience leading businesses with worldwide operations that market their products through multiple channels. His experience with global strategic acquisitions fits well with our company’s emphasis on global expansion.

Limitation on Other Board Service

We require that our directors who are currently serving as an executive officer of a public company serve on a total of no more than three public company boards, including ours. We require that our directors who are not currently serving as an executive officer of a public company serve on no more than four public company boards, including ours.

Communications from Shareholders to the Board

Shareholders may communicate with the Board by writing to Heidi Miller, Associate General Counsel and Corporate Secretary, Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed our associate general counsel and corporate secretary to forward correspondence only to the intended recipients; however, the Board has also instructed her to review the correspondence prior to forwarding it and, in her discretion, not to forward certain items if she deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In these cases, she may forward some of the correspondence elsewhere in the company for review and possible response.

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines. The Nominating and Corporate Governance Committee is responsible for overseeing the Corporate Governance Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. We have posted the guidelines on our website at http://corporate.morningstar.com/US/documents/PR/CorpGovGuidelines.pdf.

Among other matters, the Corporate Governance Guidelines include the following items concerning the Board:

•    The Board believes that a board of directors consisting of seven to 12 members is an appropriate size based on our present circumstances. The Board periodically evaluates whether a larger or smaller slate of directors would be preferable.

•    The Board may fill Board vacancies. Directors appointed by the Board to fill vacancies serve until the next annual meeting at which directors are to be elected.

•    The Board believes that, except during periods of temporary vacancies, a substantial majority of its directors must be independent. In determining the independence of a director, the Board applies the relevant Nasdaq requirements and applicable law and regulations.

•    The Board does not believe it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they can also result in the loss of contribution of directors who have been able to develop, over a period of time, increasing insight into the company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As an alternative to term limits, the Board believes it can continue to evolve and adopt new viewpoints through the process for the evaluation and nomination of director candidates. In that regard, the Nominating and Corporate Governance Committee and the Board consider each member’s length of service and openness to new ideas when considering the appropriate slate of candidates to recommend for nomination.

•    Directors are required to retire from the Board when they reach the age of 73. A director reaching the age of 73 following his or her election to the Board may continue to serve until the next annual meeting. On the recommendation of the Nominating and Corporate Governance Committee, the Board may waive this requirement for any director if deemed in the best interests of the company.

•    The Board believes that any director who discontinues his or her present employment or who materially changes his or her position should promptly tender a written offer of resignation to the Board. The Nominating and Corporate Governance Committee will then evaluate whether the Board should accept the resignation based on a review of whether the director continues to satisfy the Board’s membership criteria in light of his or her changed circumstances.

•    All directors are expected to comply with their obligations described in the Conflicts of Interest section of our Corporate Governance Guidelines. If an actual or potential conflict of interest develops for any reason, including, without limitation, because of a change in our business operations, or in a director’s circumstances, the director should immediately report that matter to our associate general counsel for evaluation. If a significant conflict cannot be resolved, the director may be expected to resign.

•    If a director has a personal interest in a matter before the Board, the director must disclose the interest to the Board, excuse himself or herself from participation in the discussion, and may not vote on the matter.

The Corporate Governance section of our website at http://corporate.morningstar.com/US/InvestorRelations also includes our Code of Ethics and our Securities Trading and Disclosure Policy, each of which has been adopted by the Board.

Directors’ Compensation

The Board establishes non-employee directors’ compensation based on the recommendation of the Compensation Committee. Directors who are also our employees do not receive any additional compensation for serving on the Board or attending Board meetings. Our non-employee directors receive cash compensation and equity-based compensation.

Cash Compensation

Each non-employee director is entitled to receive an annual retainer of $30,000. Non-employee directors who are members of a committee receive an additional annual retainer of $5,000 per committee. The Audit Committee Chair, Compensation Committee Chair, and Nominating and Corporate Governance Committee Chair receive an annual retainer of $25,000, $10,000, and $10,000, respectively. In addition to the retainers described above, we reimburse our non-employee directors for travel expenses for attending Board and committee meetings.

Equity-Based Compensation

In 2015, each of our non-employee directors received an annual grant of restricted stock units covering shares with a value of $130,000 at grant that vest over a period of three years. In lieu of receiving an annual grant of restricted stock units, new non-employee directors receive an initial grant of restricted stock units covering shares with a value of $250,000 at grant, also vesting over a period of three years.

2015 Directors’ Compensation

The following table shows compensation earned by each of our non-employee directors in 2015, other than Robin Diamonte, who joined the Board in December 2015 and didn’t receive any compensation for serving on the Board in 2015. Joe Mansueto and Don Phillips are members of our Board and Morningstar employees. Neither receives any additional compensation for serving on the Board or attending Board meetings.

	Fees Earned or Paid in Cash	Stock Awards	Total(1)
Cheryl Francis	$65,000	$129,976	$194,976
Steve Kaplan	50,000	129,976	179,976
Gail Landis	40,000	129,976	169,976
Bill Lyons	40,000	129,976	169,976
Jack Noonan	40,000	129,976	169,976
Paul Sturm	50,000	129,976	179,976
Hugh Zentmyer	40,000	129,976	169,976

(1) As required by relevant SEC rules, the amounts shown represent the aggregate grant date fair value for restricted stock unit awards granted in 2015 as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718). See Note 11 of the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the relevant assumptions used in calculating this amount. As of December 31, 2015, our non-employee directors held the following number of restricted stock units: Cheryl Francis 3,398, Steve Kaplan 3,398, Gail Landis 4,065, Bill Lyons 3,398, Jack Noonan 3,398, Paul Sturm 3,398, and Hugh Zentmyer 3,398.

Don Phillips is a member of our board and a Morningstar managing director. In 2015, Don received a base salary of $180,000 and a bonus of $150,000 for 2015 performance. Also during 2015, Don received a grant of restricted stock units with a value equal to $224,994 at grant, which vest over a period of four years.

Security Ownership of Certain Beneficial
Owners and Management

The following table shows information about beneficial ownership of our common stock as of March 1, 2016 by each of our directors, each of the executive officers identified in the compensation tables included in this proxy statement, each holder of more than 5% of our common stock, and all of our directors and executive officers as a group. Except as otherwise indicated in the notes to the table, each person named in the table has sole voting and investment power with respect to the shares listed.

The following table is based on 42,911,386 shares of our common stock outstanding as of March 1, 2016.

Shareholder	Number of Shares Beneficially Owned	Percentage of Common Stock
Joe Mansueto(1)	24,401,507	56.9%
Stéphane Biehler	5,667	*
Bevin Desmond(2)	45,735	*
Kunal Kapoor	17,210	*
Daniel Needham	10,334	*
Robin Diamonte	0	*
Cheryl Francis(3)	23,037	*
Steve Kaplan(4)	51,139	*
Gail Landis	2,172	*
Bill Lyons(5)	19,149	*
Jack Noonan(6)	59,353	*
Don Phillips(7)	168,628	*
Paul Sturm(8)	53,992	*
Hugh Zentmyer(9)	13,301	*
All directors and executive officers as of March 1, 2016 as a group (19 persons)(10)	25,140,353	58.5
Eaton Vance Management(11)	3,609,678	8.4

* Represents beneficial ownership of less than 1%.

(1) Joe Mansueto’s address is c/o Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602. Joe has pledged 1,400,000 shares of our common stock as security under the terms of a bank credit agreement. Includes 109,880 shares of our common stock held by the Mansueto Foundation, a private charitable foundation.

(2) Includes 8,000 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2016 and 24,032 shares of common stock held by Bevin’s spouse.

(3) Includes 2,316 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2016.

(4) Includes 2,316 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2016.

(5) Includes 2,316 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2016 and 7,500 shares of common stock as to which Bill has shared voting and investment power.

(6) Includes 2,316 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2016 and 1,000 shares of common stock held by Jack’s spouse.

(7) Includes 8,000 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2016.

(8) Includes 2,316 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2016.

(9) Includes 2,316 shares of common stock issuable upon exercise of stock options exercisable by April 30, 2016.

(10) Includes 38,001 shares of common stock as to which directors and executive officers have the right to acquire beneficial ownership by April 30, 2016.

(11) The indicated interest is based soley on a Schedule 13G filed on Feburary 12, 2016 by Eaton Vance Management (EVM), a registered investment adviser, whose business address is 2 International Place, Boston, MA 02110. In its Schedule 13G, the reporting persons reported ownership as of December 31, 2015 as follows:

	Beneficial Ownership	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power
EVM	3,609,678	3,609,678	0	3,609,678	0

Restricted Stock Units

The following table shows information about the number of unvested restricted stock units, including dividend equivalents credited with respect to the restricted stock units, held as of March 1, 2016 by each of our directors, each of the executive officers identified in the compensation tables included in this proxy statement, and all of our directors and executive officers as a group. The restricted stock units shown in this table will not vest by April 30, 2016.

	Number of Unvested Restricted Stock Units
Joe Mansueto	—
Stéphane Biehler	14,535
Bevin Desmond	17,052	(1)
Kunal Kapoor	15,743
Daniel Needham	11,067
Robin Diamonte	—
Cheryl Francis	3,398
Steve Kaplan	3,398
Gail Landis	4,065
Bill Lyons	3,398
Jack Noonan	3,398
Don Phillips	9,715
Paul Sturm	3,398
Hugh Zentmyer	3,398
All directors and executive officers as of March 1, 2016 as a group (19 persons)	135,437

(1) Includes 116 unvested restricted stock units, including dividend equivalents credited with respect to the restricted stock units, held by Bevin’s spouse.

Compensation Discussion and Analysis

In this section, we discuss the goals of our compensation program and how we compensated each of the executive officers identified in the following table in 2015. We refer to this group as the named executive officers, and the group includes our chief executive officer, our chief financial officer, and our three other most highly compensated executive officers.

Name	Title
Joe Mansueto	Chairman and Chief Executive Officer
Stéphane Biehler	Chief Financial Officer
Bevin Desmond	Head of Global Markets and Human Resources
Kunal Kapoor	President
Daniel Needham	President and Chief Investment Officer, Morningstar Investment Management

In February 2015, Daniel Needham became president and chief investment officer of Morningstar Investment Management. Daniel previously served as chief investment officer of Morningstar Investment Management and was based in London. In October 2015, Kunal Kapoor became president of Morningstar. Kunal previously served as head of global products and client solutions.

Goals of Our Compensation Program

Our Compensation Committee’s compensation philosophy is to pay our executives competitive base salaries and provide them with the opportunity to earn meaningful equity-based and incentive compensation through the Morningstar 2011 Stock Incentive Plan (the Stock Incentive Plan) and the Morningstar Incentive Plan (the Incentive Plan).

Our goal is to develop compensation policies and practices that:

•  attract and retain talented executives;

•  motivate and reward our executives for their individual and collective contributions to the company; and

•  align our executives’ interests with the long-term interests of our shareholders.

The Compensation Committee believes that, as members of our management team take on more responsibility at Morningstar, variable incentive pay and equity awards should make up a larger portion of their total compensation. Our compensation program is designed to reward each member of our management team based on his or her overall contribution to the company and the goals and initiatives most relevant to his or her role.

The Compensation Committee does not use rigid formulas to determine executive compensation but nevertheless aims to tie incentive compensation closely to value creation, as measured by increases in revenue and EBITDA (earnings before interest, taxes, depreciation, and amortization). The Compensation Committee also believes a meaningful portion of each executive’s compensation should be in the form of equity awards. Our equity program, combined with our stock ownership requirements for our executive officers and directors, rewards long-term stock performance. The Compensation Committee bases its decisions about an executive’s compensation on its assessment of his or her performance and contribution toward enhancing the intrinsic value of our company. The Compensation Committee relies on its judgment in determining the amounts and combination of base salary, annual bonus, and equity awards. In 2015, the Compensation Committee did not retain a compensation consultant to advise it on executive compensation.

The Compensation Committee compares the total compensation of our executives to what it sees in the market for companies of similar size and operating in a similar business. The Compensation Committee doesn’t target specific compensation levels based on this review, but believes it is relevant to consider this information to obtain a general understanding of current compensation practices.

In 2015, the Compensation Committee compared the total compensation of our executives with compensation for executives at the following companies:

Advent Software, Inc.	FactSet Research Systems, Inc.	IHS Inc.
The Advisory Board Company	Fair Isaac Corporation	MSCI Inc.
The Corporate Executive Board	Financial Engines Inc.	SEI Investments Company
Dun & Bradstreet Corporation	Forrester Research, Inc.	Solera Holdings Inc.
Equifax Inc.	Gartner, Inc.	SS&C Technologies Holdings, Inc.

The Compensation Committee also evaluated various published survey data provided by the McLagan and Radford compensation surveys. These surveys provide information about compensation levels and practices at financial services and technology companies. When reviewing data from published surveys, the Compensation Committee focuses on information specific to companies of Morningstar’s size. For purposes of this Compensation Discussion and Analysis, we refer to the compensation data for these companies and surveys as “market data.”

“Say on Pay” Vote

The company provides its shareholders with an opportunity to cast an advisory “say on pay” vote on executive compensation once every three years. The company held its last “say on pay” vote at its 2014 Annual Shareholders’ Meeting, and the proposal was approved with more than 96% support. The Compensation Committee did not make any changes to the company’s executive compensation program in response to the 2014 “say on pay” vote. The company will conduct its next “say on pay” vote at its 2017 Annual Shareholders’ Meeting.

CEO Compensation

In consideration of his status as our principal shareholder, Joe Mansueto believes his compensation as our chief executive officer should be directly aligned with other shareholders and be realized primarily through appreciation in the long-term value of our common stock. Accordingly, at his request, he does not participate in our equity or cash-based incentive programs. In addition, since resuming his role as our chief executive officer in 2000, his annual salary has been fixed at $100,000. While the Compensation Committee may review and make recommendations to the Board concerning Joe’s compensation, we expect that his salary will remain at $100,000 per year for the foreseeable future.

Elements of our Executive Compensation Program

Our executive compensation program currently consists of two main elements: cash compensation (including annual base salary and annual bonus) and equity-based compensation (restricted stock units and performance shares). The Compensation Committee believes that its current compensation program for executive officers strikes the correct balance. This mix of equity and cash compensation is intended to align our executive officers with shareholders and provide incentives for our executive officers to enhance the intrinsic value of our company.

Cash Compensation

We pay cash compensation in the form of base salary and bonuses under the Incentive Plan. We include bonuses in the compensation package because the Compensation Committee believes doing so encourages strong financial and operational performance. We describe each component of cash compensation in more detail below.

Base Salary: The Compensation Committee reviews and determines the base salaries of our executive officers, other than Joe, based in part on Joe’s feedback about the individual’s performance and overall contribution to the company.

In December 2014, the Compensation Committee approved an increase in Kunal Kapoor’s base salary from $275,000 to $300,000. This increase was approved to align Kunal’s total compensation with the other executive officers based on his contributions to the business. In January 2015, the Compensation Committee approved Daniel Needham’s base salary of $300,000, which was lower than his previous base salary of $380,000. Daniel’s base salary decreased because he relocated to Chicago from London to become president and chief investment officer of Morningstar Investment Management. The cost of living in Chicago is lower compared with London, and the Compensation Committee elected to weight more of Daniel’s compensation in the form of long-term incentives. No other salary changes were approved for our named executive officers in 2015.

Incentive Plan: The Incentive Plan rewards participants for meeting and exceeding annual performance goals approved by the Compensation Committee. As noted above, Joe does not participate in the Incentive Plan. The design of the Incentive Plan gives the Compensation Committee discretion to establish bonuses for our other executive officers based on an assessment of the individual’s achievements and feedback from Joe about the individual’s performance and overall contribution to the company, while preserving the company’s ability to deduct the bonuses to the extent permitted under Section 162(m) of the Internal Revenue Code.

In early 2015 the Compensation Committee established a performance-based compensation measure of 0.9% of operating income before bonus expense (i.e., operating income plus bonus expense) for each named executive officer. This measure set the maximum potential bonus for each named executive officer at $2,171,732. Consistent with Section 162(m) of the Internal Revenue Code, the Compensation Committee has the ability to reduce the bonus payout based on overall company and individual performance. We describe how the Compensation Committee exercised this discretion below.

2015 Bonus Target and Bonus Determinations for Named Executive Officers (Other than Joe Mansueto): In December 2014, the Compensation Committee approved the 2015 bonus target for each of our named executive officers (other than Joe Mansueto, who does not participate in the Incentive Plan and Daniel Needham, who became an executive officer in February 2015). The Compensation Committee reviewed Daniel’s 2015 bonus target in January 2015. The 2015 bonus targets ranged from approximately 75% to 100% of each named executive officer’s base salary. The Compensation Committee determined these target bonus levels based on its assessment of the named executive officer’s impact on the company’s results and a desire for a meaningful portion of total compensation to be in the form of variable incentive pay. In determining target bonus levels, the Compensation Committee also reviewed incentive compensation practices at similar companies. As noted above, while the Compensation Committee does not target compensation elements against the market data, the Compensation Committee does review the market data to understand competitive market practices with respect to executive compensation.

The Compensation Committee determined payouts for the 2015 incentive bonuses based primarily on financial performance, using a formula that measured adjusted revenue and adjusted EBITDA relative to goals established for the bonus program. Revenue and EBITDA are adjusted to exclude the impact of certain things, such as intangible amortization, expected incentive compensation costs, foreign currency fluctuations, capitalized software development and its associated depreciation, and acquisitions and divestitures. At the beginning of 2015, the Compensation Committee established a funding formula that specifies bonus funding based on various performance levels. The same formula is used for adjusted revenue and adjusted EBITDA, with the final payout factor being weighted 50% for adjusted revenue and 50% for adjusted EBITDA.

The graphic below illustrates how this formula works:

2015 Bonus Funding Formula

In 2015, our financial performance resulted in the following calculation of the bonus funding factor and final payout factor:

Measure	Achievement	Goal	Goal Attainment	Funding Factor	Weighting	Final Payout Factor
Adjusted Revenue (Millions)	$801.8	$813.9	98.5%	94%	50%	99%
Adjusted EBITDA (Millions)	$305.0	$302.6	100.8%	104%	50%

Each executive’s bonus target was multiplied by the final payout factor to determine the bonus payout. Adjustments to this award were then determined based on each executive’s individual performance. The Compensation Committee did not establish quantifiable metrics for individual performance. Rather, the Compensation Committee reviewed Joe’s evaluation of each executive’s contributions to key company initiatives and his or her broader impact on the growth of the business. The bonus discussion below describes the key goals for each named executive officer as well as how the Compensation Committee evaluated performance against those goals. The table below shows the target earned by each of our named executive officers who participated in the Incentive Plan based on the achievement of financial goals and the adjustments made for individual performance.

	2015 Target Bonus [A]	Company Funding Factor [B]	Individual Performance Adjustment [C]	Final Bonus [A] x [B] x [C]
Stéphane Biehler	$350,000	99%	93%	$325,000
Bevin Desmond	$300,000	99%	105%	$315,000
Kunal Kapoor	$300,000	99%	93%	$280,000
Daniel Needham	$252,964	99%	125%	$315,000

We describe the factors affecting the individual performance adjustment for each of our named executive officers who participated in the Incentive Plan in more detail below.

Stéphane Biehler: Stéphane’s key goals included completing the rollout of our global financial system, implementing shared services and related cost reduction programs, and supporting the financial planning and management of the business. In 2015, we made meaningful progress on transforming our financial operations, and Stéphane’s team provided good support to business leadership. Based on these factors, Joe recommended to the Compensation Committee that Stéphane’s individual performance adjustment be 93%.

Bevin Desmond: Bevin’s key goals included improving human resources operations to scale the business, implementing programs to create a more nimble workforce, and driving the global coordination and cohesion of our leadership teams. Bevin significantly improved our human resources operations, strengthened our global leadership teams, and provided great leadership in supporting the business globally. Based on these factors, Joe recommended to the Compensation Committee that Bevin’s individual performance adjustment be 105%.

Kunal Kapoor: Kunal’s key goals included increasing the speed and agility of our product development teams, enhancing the client service culture of the business, and supporting our global revenue and profitability goals. In 2015, Kunal and his team made major strides in launching new products, improving our client service metrics and culture, and as described above we nearly reached both our revenue and EBITDA goals. Based on these factors, Joe recommended to the Compensation Committee that Kunal’s individual performance adjustment be 93%.

Daniel Needham: Daniel’s key goals included integrating our global investment teams, articulating a vision for the Investment Management business under his leadership, and executing our business growth initiatives. In 2015, Daniel delivered exceptional results in defining a vision for the Investment Management business and has positioned the team for scalable, strategic growth. Based on these factors, Joe recommended to the Compensation Committee that Daniel’s individual performance adjustment be 125%.

Equity-Based Compensation

The Stock Incentive Plan provides for grants of options, stock appreciation rights, restricted stock, restricted stock units, and performance shares. All of our employees are eligible for awards under the Stock Incentive Plan. As noted above, Joe Mansueto does not participate in the Stock Incentive Plan.

Equity awards that vest over time are an important part of how we reward our executive officers and other employees. We pay a meaningful portion of executive officer compensation in the form of equity awards to help align the economic interests of our executive officers with those of our shareholders. We also believe it’s important for our executives to have a long-term stake in the success of the business. The amount of equity-based compensation we provide to each executive officer in a given year generally reflects the individual’s level of responsibility within the company.

The Compensation Committee reviews the value of annual equity awards for each executive officer to assure that they reflect each individual’s responsibility within the company and encourage retention and long-term alignment with company success. In 2015, the Compensation Committee targeted the value of annual equity grants for our named executive officers at approximately 36% to 45% of total compensation.

In 2015, we granted restricted stock units and performance shares to our named executive officers. We describe these awards in more detail below.

Restricted Stock Units: In May 2015, the Compensation Committee granted restricted stock units to our named executive officers other than Joe Mansueto. The table below shows the approximate value approved for each named executive officer in 2015 and 2014.

	2015 Approximate Value of Restricted Stock Units	2014 Approximate Value of Restricted Stock Units
Stéphane Biehler	$250,000	$250,000
Bevin Desmond	250,000	220,000
Kunal Kapoor	250,000	176,000
Daniel Needham	150,000	253,000

The value of Bevin’s 2015 restricted stock unit grant was greater than in 2014 because in 2014 the Committee elected to grant fewer shares to reflect business performance that fell short of goals. The value of Kunal’s 2015 restricted stock unit was greater than in 2014 because of additional responsibilities he has assumed over time. The value of Daniel’s 2015 restricted stock unit grant was lower than in 2014 because a portion of Daniel’s 2015 equity compensation was delivered in the form of performance shares, as described below.

Performance Shares: In 2014, the Compensation Committee introduced a long-term incentive award program to increase the portion of compensation tied to the achievement of pre-established performance goals. The Compensation Committee believes a performance-based long-term incentive program increases alignment with shareholders and provides executives a more direct link between company financial performance and personal rewards.

The program consists of performance share awards, with a three-year performance period. A performance share is the right to receive a share of stock if certain conditions are satisfied during the performance period. The Compensation Committee expects to begin a new three-year performance period each year, meaning that performance periods will overlap and create an ongoing focus on longer-term financial performance.

In 2015, the Compensation Committee determined that performance will be measured based on a combination of revenue and EBITDA growth, with 70% of the award based on cumulative revenue achievement and 30% based on cumulative EBITDA achievement. The performance shares vest based on our cumulative revenue and EBITDA growth generated for the performance period of January 1, 2015 through December 31, 2017. The Compensation Committee selected cumulative revenue and EBITDA growth as the performance measures for this performance period to focus our named executive officers on accelerating top-line and profitable growth. The table below shows the 2015 targeted value and number of performance shares approved for each named executive officer.

	2015 Approved Targeted Value of Performance Shares	Number of Performance Shares
Stéphane Biehler	$150,000	2,318
Bevin Desmond	250,000	3,863
Kunal Kapoor	250,000	3,863
Daniel Needham	200,000	3,090

The Compensation Committee established threshold, target, and maximum performance levels for cumulative revenue and EBITDA growth so the following percentage of performance shares will vest upon achievement of those performance levels:

Performance Level	Percentage of Performance Shares that Vest
Threshold	0%
Target	100%
Maximum	200%

The target performance level was established as a stretch goal, requiring a higher revenue and EBITDA growth rate than we have recently realized.

The vesting percentage of the performance shares will be determined using straight-line interpolation between the performance levels set forth above, and none of the performance shares will vest if performance is below the threshold performance level.

The Compensation Committee will adjust the threshold, target, and maximum performance levels to reflect acquisitions, divestitures, or discontinued operations.

Employment Agreements, Change in Control Arrangements, and Deferred Compensation

We do not have any employment agreements, termination agreements, or change-in-control agreements with any of our executive officers.

If there is a change in control of Morningstar, the Compensation Committee can vest or make exercisable, as the case may be, unvested or not yet exercisable awards granted under the Stock Incentive Plan. The following events constitute a change in control within the meaning of the Stock Incentive Plan: the acquisition by a person or entity of more than 50% of Morningstar’s common stock, other than by Joe Mansueto, his wife, children, or any trustee or custodian on their behalf; a merger, consolidation, or statutory share exchange involving Morningstar, unless shareholders receive more than 60% of the stock of the surviving company or the parent company; a liquidation or dissolution of Morningstar; or a sale of substantially all of Morningstar’s assets. The Compensation Committee has not determined how it will exercise its discretion if there is a change in control of Morningstar.

If there had been a change in control of Morningstar on December 31, 2015, and the Compensation Committee accelerated vesting, the market value on that date of the shares subject to unvested restricted stock units that would have vested for the benefit of each of our named executive officers would have been:

Joe Mansueto	$ 0
Stéphane Biehler	827,982
Bevin Desmond	803,135
Kunal Kapoor	697,878
Daniel Needham	641,431

If there had been a change in control of Morningstar on December 31, 2015, and the Compensation Committee accelerated vesting, the market value on that date of the shares subject to unvested performance shares that would have vested at the target performance level for the benefit of each of our named executive officers would have been:

Joe Mansueto	$ 0
Stéphane Biehler	340,778
Bevin Desmond	568,016
Kunal Kapoor	568,016
Daniel Needham	248,467

Other than our 401(k) plan, we do not have any plans that permit employees to defer salary or bonus.

Stock Ownership Requirements

The Board has adopted stock ownership requirements for our executive officers and directors. These guidelines are designed to encourage our executive officers and directors to increase their equity stakes in the company and more closely link their economic interests with those of our shareholders. We require each of our executive officers and directors to hold either shares with a value of $5,000,000 or generally speaking, a number of Morningstar shares and share equivalents that is at least the sum of 12.5% of the total number of exercisable stock options and 25% of the total number of vested restricted stock units and vested performance shares that he or she has been granted. Our executive officers and directors are in compliance with these requirements. We describe our stock ownership requirements in more detail in our Securities Trading and Disclosure Policy, a copy of which is posted on our website at http://corporate.morningstar.com/US/financials/trading_policy.pdf.

Anti-Hedging Policy

Our Securities Trading and Disclosure Policy prohibits employees from engaging in short sales of Morningstar’s common stock and transactions in publicly traded options in Morningstar’s common stock (such as puts, calls, and other derivative securities) on an exchange or in any other organized market.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to the Board the inclusion of the Compensation Discussion and Analysis in Morningstar’s proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Compensation Committee

Steve Kaplan, Chair
Cheryl Francis
Bill Lyons
Jack Noonan
Hugh Zentmyer

Compensation Committee Interlocks and
Insider Participation

None of our executive officers serves as a member of the board of directors or the compensation committee of any other company that has any executive officers serving as a member of our Board or compensation committee.

Executive Compensation

The following table shows compensation for our named executive officers. No compensation information is provided for Kunal and Daniel for 2013 and 2014 because they were not named executive officers during those years.

2015 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Joe Mansueto	2015	$ 100,000	$ —	$ —	$ —	$ —	$ 5,291	$ 105,291
Chairman and Chief Executive Officer	2014	100,000	—	—	—	—	5,295	105,295
	2013	100,000	—	—	—	—	5,295	105,295
Stéphane Biehler	2015	350,000	—	422,054	—	325,000	13,322	1,110,376
Chief Financial Officer	2014	350,000	—	405,310	—	335,000	29,733	1,120,043
	2013	45,075	—	999,904	—	40,000	97,796	1,182,775
Bevin Desmond	2015	300,000		536,770	—	315,000	13,541	1,165,311
Head of Global Markets and Human Resources	2014	293,750	—	478,981	—	285,000	13,170	1,070,901
	2013	275,000	—	379,976	—	295,000	12,420	962,396
Kunal Kapoor	2015	293,750	—	536,770	—	280,000	13,541	1,124,061
President
Daniel Needham(4)	2015	324,633	—	294,635	—	315,000	67,193	1,001,461
President and Chief Investment Officer of Morningstar Investment Management

(1) As required by relevant SEC rules, the amounts represent the aggregate grant date fair value for restricted stock unit awards and performance share awards granted in 2015 as determined pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718). The amounts included for the performance shares are calculated based on the probable satisfaction of the performance condition for these awards as of the grant date. See Note 11 of the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the relevant assumptions used in calculating these amounts. If the maximum performance level is achieved, the amounts that would be received with respect to the 2015 performance shares calculated as of the grant date are as follows: Joe $0, Stéphane $344,223, Bevin $573,656, Kunal $573,656, and Daniel $458,865. For further information on these awards, see the 2015 Grants of Plan-Based Awards table beginning on page 25 of this Proxy Statement.

(2) The amounts represent annual bonus payments made under the Incentive Plan. For further information on these payments, see Compensation Discussion and Analysis—Incentive Plan.

(3) For 2015, the amounts shown represent the following:

	Amounts Paid for Basic Life and Accidental Death and Dismemberment Insurance	Matching Contributions to Our 401(k) Plan	Other		Total
Joe Mansueto	$ 41	$ 5,250	$ —		$ 5,291
Stéphane Biehler	41	13,281	—		13,322
Bevin Desmond	41	13,500	—		13,541
Kunal Kapoor	41	13,500	—		13,541
Daniel Needham	41	7,219	59,933	(a)	67,193

(a) The amounts shown include $1,666 for the company’s contributions to our United Kingdom pension plan. This amount has been converted to U.S. dollars using a rate of 1.4826 pounds per dollar, calculated as of December 31, 2015. The amounts shown also include $51,262 for relocation expenses, $4,855 for tax preparation fees and $2,150 for visa fees. The amounts reported represent the actual amounts paid or reimbursed by the company.

(4) From January through June, Daniel was paid in British pounds. This amount has been converted to U.S. dollars using a rate of 1.4826 pounds per dollar, calculated as of December 31, 2015.

2015 Grants of Plan-Based Awards

The following table shows information concerning the grant of plan-based awards in 2015 to each of our named executive officers.

			Estimated Future Payouts Under Non-Equity Incentive Plan	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of
	Grant Date	Approval Date	Awards: Target(1)	Threshold	Target	Maximum	Stocks or Units(3)	Stock Award(4)
Joe Mansueto	—	—	$ —	—	—	—	—	$ —
Stéphane Biehler	—	—	325,000	—	—	—	—	—
	March 15, 2015	February 12, 2015	—	0	2,318	4,636	—	172,112
	May 15, 2015	May 7, 2015	—	—	—	—	3,246	249,942
Bevin Desmond	—	—	315,000	—	—	—	—	—
	March 15, 2015	February 12, 2015	—	0	3,863	7,726	—	286,828
	May 15, 2015	May 7, 2015	—	—	—	—	3,246	249,942
Kunal Kapoor	—	—	280,000	—	—	—	—	—
	March 15, 2015	February 12, 2015	—	0	3,863	7,726	—	286,828
	May 15, 2015	May 7, 2015	—	—	—	—	3,246	249,942
Daniel Needham	—	—	315,000	—	—	—	—	—
	March 15, 2015	February 12, 2015	—	0	3,090	6,180	—	144,639
	May 15, 2015	May 7, 2015	—	—	—	—	1,948	149,996

(1) Amounts shown represent the Incentive Plan bonus target for each participating named executive officer established by the Compensation Committee. The Incentive Plan does not include specified threshold or maximum payout levels.

(2) Amounts shown represent the target and maximum performance shares granted under the Stock Incentive Plan. These performance shares vest on December 31, 2017, subject to the achievement of the threshold performance goal. The number of shares of our common stock to be received at vesting will range from 0% to 200% of the target amount based a combination of revenue and EBITDA growth, with 70% of the award based on cumulative revenue achievement and 30% based on cumulative EBITDA achievement accrued for the performance period of January 1, 2015 through December 31, 2017. Below threshold performance, none of the shares vest. At target performance, the target number of shares would vest. At maximum performance, twice the target number of shares would vest. Vesting between threshold and target and target and maximum performance levels is determined using straight-line interpolation.

(3) Amounts shown consist of restricted stock units granted under the Stock Incentive Plan. These restricted stock units vest in four equal annual installments beginning on the first anniversary of the grant date.

(4) Amounts shown represent the aggregate grant date fair value for each restricted stock unit grant and performance share grant made in 2015 as determined pursuant to FASB ASC Topic 718. The amounts included for the performance shares are calculated based on the probable satisfaction of the performance condition for these awards as of the grant date. See Note 11 of the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the relevant assumptions used in calculating this amount.

2015 Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information concerning outstanding equity awards for our named executive officers as of December 31, 2015.

Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Unexercisable	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Joe Mansueto	—	—	$ —	—	—		$ —	—		$ —
Stéphane Biehler	—	—	—	—	10,297	(1)	827,982	—		—
	—	—	—	—	—		—	4,238	(2)	340,778
Bevin Desmond	—	—	—	—	9,988	(3)	803,135	—		—
	8,000	—	57.28	May 15, 2021	—		—	—		—
	—	—	—	—	—		—	7,064	(4)	568,016
Kunal Kapoor	—	—	—	—	8,679	(5)	697,878	—		—
	—	—	—	—	—		—	—		—
	—	—	—	—	—		—	7,064	(4)	568,016
Daniel Needham	—	—	—	—	7,977	(6)	641,431	—		—
	—	—	—	—	—		—	3,090	(7)	248,467

(1) These restricted stock units vest as follows: 1,666 on May 15, 2016 and 2017; 1,667 on May 15, 2018; 1,495 on November 15, 2016 and 2017; 1,496 on November 15, 2018; and 812 on May 15, 2019.

(2) 1,920 performance shares vest on December 31, 2016, subject to the achievement of the cumulative revenue performance goal for the performance period from January 1, 2014 through December 31, 2016; and 2,318 performance shares vest on December 31, 2017, subject to the achievement of cumulative revenue and cumulative EBITDA.

(3) These restricted stock units vest as follows: 4,690 on May 15, 2016; 2,921 on May 15, 2017; 1,565 on May 15, 2018; and 812 on May 15, 2019.

(4) 3,201 performance shares vest on December 31, 2016, subject to the achievement of the cumulative revenue performance goal for the performance period from January 1, 2014 through December 31, 2016; and 3,863 performance shares vest on December 31, 2017, subject to the achievement of cumulative revenue and cumulative EBITDA.

(5) These restricted stock units vest as follows: 3,523 on May 15, 2016; 338 on November 15, 2016; 2,592 on May 15, 2017; 1,414 on May 15, 2018; and 812 on May 15, 2019.

(6) These restricted stock units vest as follows: 2,047 on May 15, 2016; 1,252 on November 15, 2016; 1,629 on May 15, 2017; 1,253 on November 15, 2017; 1,309 on May 15, 2018; and 1487 on May 15, 2019.

(7) These performance shares vest on December 31, 2017, subject to the achievement of cumulative revenue and cumulative EBITDA.

2015 Option Exercises and Stock Vested

The following table shows certain information concerning the exercise of stock options and vesting of restricted stock units during the year ended December 31, 2015 for each of our named executive officers.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Joe Mansueto	—	$ —	—	$ —
Stéphane Biehler	—	—	2,349	182,787
Bevin Desmond	—	—	4,722	363,623
Kunal Kapoor	—	—	4,160	360,766
Daniel Needham	—	—	3,169	245,625

Equity Compensation Plan Information

The following table includes certain information as of December 31, 2015 regarding our equity incentive plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Covered by Outstanding Options, Warrants, and Rights)
Equity compensation plans approved by shareholders	715,493	(1)	$57.52	(2)	4,022,705
Equity compensation plans not approved by shareholders	0		—		0
Total	715,493		$57.52		4,022,705

(1) Includes 587,450 restricted stock units and 75,947 performance shares that were outstanding as of December 31, 2015.

(2) Restricted stock unit and performance share awards do not have an exercise price. Accordingly, the outstanding restricted stock unit and performance share awards have been disregarded for purposes of computing the weighted average exercise price.

Proposal 2:
Reapproval of the Performance Measures
included in the Morningstar, Inc. 2011 Stock
Incentive Plan

Our shareholders will be asked at the annual meeting to reapprove the material terms of the performance measures used for performance-based awards granted under the Morningstar, Inc. 2011 Stock Incentive Plan (the Plan), in accordance with Section 162(m) of the Internal Revenue Code of 1986 (Section 162(m)). The Plan was initially approved by our Board of Directors (the Board) and shareholders in 2011. We are asking shareholders to reapprove the performance measures under the Plan so that certain compensation paid under the Plan may continue to qualify as performance-based compensation under Section 162(m), assuming other applicable conditions are satisfied. We are not asking shareholders to approve an increase in the number of shares available under the Plan or any change in the Plan.

Under the Plan, various equity-based awards may be granted to eligible participants, as described in further detail below. The Plan allows for the grant of performance-based awards. The grant, vesting, crediting and payment of performance-based awards, if any, will be based or conditioned on the achievement of objective performance measures established in writing by the Compensation Committee of the Board (the Compensation Committee).

Section 162(m) precludes publicly traded companies from deducting compensation in excess of $1.0 million paid to “covered employees” (generally, the chief executive officer and the three most highly compensated officers, other than the chief financial officer) other than compensation that is qualified as being “performance-based compensation” under the relevant Internal Revenue Service regulations. In order for the compensation paid under the Plan to qualify as performance-based compensation under Section 162(m), shareholders must approve the material terms of the performance measures at least once every five years.

We are asking that shareholders reapprove the material terms of the performance measures under the Plan in accordance with Section 162(m).

The material terms of the performance measures and other material terms of the Plan are outlined below and should be reviewed along with the full text of the Plan, a copy of which is included as Appendix A to this proxy statement.

Material Terms of the Performance Measures

Eligible Participants

All officers, other employees, non-employee directors, and consultants or other independent contractors of the company and its subsidiaries and persons expected to become the same are eligible to receive awards under the Plan. The Compensation Committee will determine who participates in the Plan. As of February 19, 2016, approximately 10 executive officers, 3,960 other employees and all eight non-employee directors were eligible to participate in the Plan, with approximately 800 individuals holding outstanding awards.

Plan Limits

Subject to adjustment for stock splits and other changes in capitalization as provided in Section 5.7 of the Plan, (i) the maximum number of shares of our common stock that may be issued pursuant to unrestricted stock awards during any fiscal year of the company is 2,000; (ii) the maximum number of shares with respect to which options or stock appreciation rights (SARs) or a combination thereof may be granted during any fiscal year of the company to any person is 200,000; and (iii) the maximum number of shares with respect to which performance-based restricted stock or restricted stock units may be granted during any fiscal year of the company to any person is 200,000. In addition, the maximum amount that may be payable with respect to performance units granted during any fiscal year of the company to any person is $2.5 million.

Performance Measures

Under the Plan, the vesting or payment of performance-based awards will be subject to the satisfaction of certain performance measures. The performance measures applicable to a particular award will be determined by the Compensation Committee at the time of grant. To the extent an award is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code, as described below, the performance measures will be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: earnings before or after interest and/or taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); net earnings; operating earnings or income; earnings growth; net income; pretax operating earnings after interest expense and before incentives and/or extraordinary or special items; net income per share; cash flows, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; earnings per share; return on shareholders’ equity; stock price; return on common shareholders’ equity; return on capital; return on investments; return on assets; economic value added (income in excess of cost of capital); expense reduction; ratio of operating expenses to operating revenues; interest expense; revenues; revenue backlog; gross margin; operating margin; margins realized on delivered services; total shareholder return; dept-to-capital ratio; market share; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. The Compensation Committee may amend or adjust the performance measures in recognition of unusual, nonrecurring, or one-time events affecting the company or its financial statements or changes in law or accounting principles.

Summary Description of the Plan

Under the Plan, the company may grant any one or a combination of the following awards to eligible persons: (i) options to purchase shares of common stock in the form of incentive stock options or nonqualified stock options (which may include performance options), (ii) SARs in the form of tandem SARs or free-standing SARs, (iii) stock awards in the form of restricted stock, restricted stock units or unrestricted stock (Stock Awards) and (iv) performance units (collectively, Awards). The purposes of the Plan are (i) to align the interests of the company’s shareholders and the recipients of Awards under the Plan by increasing the proprietary interest of such recipients in the company’s growth and success, (ii) to advance the interests of the company by attracting and retaining directors, officers, other employees and consultants or other independent contractors and (iii) to motivate such persons to act in the long-term best interests of the company and its shareholders.

Administration

The Compensation Committee will interpret, construe, and administer the Plan and all of its determinations under the Plan will be final, conclusive and binding on all persons. The Compensation Committee will have the authority to determine who participates in the Plan, the form, amount, and timing of any Awards, the performance measures, if any, and all other terms and conditions pertaining to any award. The Compensation Committee may, subject to Section 162(m) of the Code, take any action such that (i) any or all outstanding options and SARs become exercisable in part or in full; (ii) all or a portion of a restriction period applicable to any restricted stock or restricted stock units will lapse; (iii) all or a portion of any performance period applicable to any performance-based award will lapse; and (iv) any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum or any other level. The Compensation Committee may, to the extent permitted by law, delegate some or all of its powers and authority to the Chairman and Chief Executive Officer or other executive officer of the company as the Compensation Committee deems appropriate, except for Awards granted to any officer whose compensation is likely to be subject to the $1 million deduction limit under Section 162(m) or any individual who is subject to Section 16 of the Securities Exchange Act of 1934. Only the Compensation Committee may make decisions concerning the timing, pricing, or amounts of an award to those officers. The Compensation Committee may grant Awards to foreign nationals on terms and conditions different than those specified in the Plan and adopt sub-plans to comply with foreign laws.

Available Shares

The Plan initially reserved 5.0 million shares of our common stock for the issuance of Awards, of which approximately 4.0 million remained available as of December 31, 2015. In the event that any outstanding Award expires or terminates without the issuance of shares or is otherwise settled for cash, the shares allocable to such Award, to the extent of such expiration or termination of such Award or settlement for cash, will again be available for issuance. On February 15, 2016, the closing sales price per share of our common stock as reported on the Nasdaq Stock Market was $78.07.

Effective Date, Termination and Amendment

The Plan became effective on May 17, 2011 and will terminate as of the first annual meeting to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards may be made at any time prior to the termination of the Plan, provided that no incentive stock option may be granted later than 10 years after the effective date of the Plan. The Board may amend the Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) and any rule of the Nasdaq Stock Market or any other stock exchange on which shares of our common stock are traded; provided, however, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

Change in Control

In the event of a change in control of the company, the Board, in its discretion, may (i) provide that (A) some or all outstanding options and SARs will immediately become exercisable in full or part; (B) the restriction period applicable to some or all outstanding Stock Awards will lapse in full or part; (C) the performance period applicable to some or all outstanding Awards will lapse in full or part; and (D) the performance measures applicable to any outstanding Award will be deemed to be satisfied at the target, maximum or any other level; (ii) require that shares of stock of the company resulting from the transaction, or the parent thereof, be substituted for some or all of the shares of our common stock subject to outstanding Awards as determined by the Board; (iii) require outstanding Awards to be surrendered to the company in exchange for a payment of cash, shares of common stock in the company resulting from the transaction, or the parent thereof, or a combination of cash and shares; and/or (iv) take such other action as the Board deems appropriate, in its sole discretion.

Generally, a change in control is defined in the Plan as:

•	the acquisition by a person or group of beneficial ownership of 50% or more of outstanding voting stock;

•

a reorganization, merger, consolidation, statutory share exchange, or similar form of corporate transaction in a transaction in which our shareholders immediately prior to the transaction do not own more than 60% of the voting power of the surviving company or ultimate parent company; or

•	a complete liquidation or dissolution of the company or the sale or other disposition of all or substantially all of the assets of the company.

The change in control definition excludes purchases of stock by the company, any of the company’s subsidiaries, Joe Mansueto and certain related holders, or one of the company’s employee benefit plans or trusts.

Tax Matters

In general, a participant will not recognize taxable income at the time a stock option is granted. Upon exercise of a nonqualified stock option, a participant will recognize compensation, taxable as ordinary income, equal to the excess of the fair market value of the shares of common stock purchased over their exercise price. In the case of “incentive stock options,” within the meaning of Section 422 of the Code, a participant will not recognize ordinary income at the time of exercise (except for purposes of the alternative minimum tax), and if the participant observes certain holding period requirements, then when the shares are sold, the entire gain over the exercise price will be taxable at capital gains rates. A participant has no taxable income at the time SARs are granted, but will recognize compensation taxable as ordinary income upon exercise in an amount equal to the fair market value of any shares of common stock delivered and the amount of any cash paid by the company. A participant who is granted shares of restricted stock, including shares subject to performance conditions, generally will not recognize taxable income at the time the restricted stock is granted, but will recognize compensation taxable as ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares of common stock at such time over the amount, if any, paid for such shares. However, a participant instead may elect to recognize compensation taxable as ordinary income on the date the restricted stock is granted in an amount equal to the excess of the fair market value of the shares on that date over the amount, if any, paid for such shares.

The taxation of other stock-based Awards will depend on how such Awards are structured. Generally, a participant who is granted an award of restricted stock units, including restricted stock units subject to performance conditions, or some other performance unit will not recognize taxable income at the time such Award is granted. When the restrictions applicable to the Award lapse, and the shares of common stock subject to the restricted stock units or other Award are transferred (or any amount of cash is paid) to the participant, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the shares of common stock on the date of transfer and the amount of any cash paid by the company.

Subject to the Section 162(m) deduction limitation described above, the company may deduct, as compensation expense, the amount of ordinary income recognized by a participant in connection with the Plan at the time such ordinary income is recognized by that participant.

New Plan Benefits

The number of Awards granted under the Plan in any year is subject to the Compensation Committee’s discretion and is, therefore, not determinable.

Recommendation of the Board

The Board recommends that you vote FOR the re-approval of the performance measures included in the Morningstar, Inc. 2011 Stock Incentive Plan.

Proposal 3:
Ratification of Appointment of Independent
Registered Public Accounting Firm

The Audit Committee has appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2016. As a matter of good corporate governance, we are submitting the appointment of KPMG as our independent registered public accounting firm to shareholders for ratification. If shareholders do not ratify this appointment at the annual meeting, the Audit Committee will undertake further review.

We expect that a representative of KPMG will attend the annual meeting. The KPMG representative will have an opportunity to make a statement if he or she so desires and will also be available to respond to appropriate questions from shareholders.

See Board of Directors and Corporate Governance—Board Committees and Charters—Audit Committee, Audit Committee Report, and Principal Accounting Firm Fees for additional information pertaining to the Audit Committee, its activity during 2015, and related matters.

Recommendation of the Board

The Board recommends that you vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for 2016.

Audit Committee Report

The ultimate responsibility for good corporate governance rests with the Board, whose primary roles are providing oversight, counsel, and direction to our management team in the long-term interest of the company and its shareholders. The Audit Committee oversees Morningstar’s accounting and financial reporting processes, as well as audits of Morningstar’s annual financial statements and internal control over financial reporting.

The Audit Committee is made up solely of independent directors, as defined under Nasdaq and SEC rules, and it operates under a written charter adopted by the Board, a copy of which is posted on our Investor Relations website at http://corporate.morningstar.com/US/InvestorRelations in the Corporate Governance section. Morningstar intends the composition of the Audit Committee, the attributes of its members, and the responsibilities reflected in its charter to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Board last revised the charter in May 2014.

As noted above, the Audit Committee’s role is to assist the Board in its general oversight of Morningstar’s financial reporting, audit functions, and internal control over financial reporting. Management is responsible for preparing, presenting, and maintaining the integrity of Morningstar’s financial statements; establishing and maintaining accounting and financial reporting principles and internal controls; and following procedures designed to reasonably assure compliance with accounting standards, applicable laws, and regulations.

Morningstar has a full-time Internal Audit department that reports to the Audit Committee. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Morningstar’s system of internal controls relating to the reliability and integrity of Morningstar’s financial information and the safeguarding of Morningstar’s assets. Morningstar’s independent registered public accounting firm is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion on the effectiveness of the company’s internal control over financial reporting.

The Audit Committee has the authority and responsibility to select, compensate, evaluate and, when appropriate, replace Morningstar’s independent registered public accounting firm. The Audit Committee may engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate.

Among other matters, the Audit Committee monitors the activities and performance of Morningstar’s internal and independent auditors, including the audit scope, external audit fees, auditor independence, and the extent to which the independent audit firm may be retained to perform non-audit services. KPMG provided the Audit Committee with the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning its independence as an independent auditor. The Audit Committee also discussed KPMG’s independence with KPMG and management.

The Audit Committee members are not professional accountants or auditors, and they do not duplicate or certify the activities of management or the independent audit firm, nor can the Audit Committee certify that the independent audit firm is indeed independent under applicable rules. The Audit Committee serves a board-level oversight role. It provides advice, counsel, and direction to management and the auditors based on the information it receives, discussions with management and the auditors, and the experience of its members in business, financial, and accounting matters.

The Audit Committee has an agenda for the year that includes reviewing Morningstar’s financial statements, internal control over financial reporting, and audit matters. The Audit Committee meets each quarter with the independent audit firm and management to review Morningstar’s interim financial results before the publication of Morningstar’s quarterly earnings press releases. Management and the independent audit firm review and discuss with the Audit Committee various topics and events that may have significant financial impact on Morningstar. Management and the independent audit firm also review with the Audit Committee matters discussed between them. In addition, the Audit Committee generally oversees Morningstar’s internal compliance programs. The Audit Committee reviews and discusses with management risks relating to the company’s financial systems and data in the context of internal controls and legal exposure, as well as the steps that management has taken to monitor and control them. The Audit Committee is responsible for establishing procedures for handling complaints received by Morningstar regarding accounting, internal controls, or auditing matters. This includes setting up procedures to allow Morningstar employees to submit any concerns they may have regarding questionable accounting or auditing matters in a confidential, anonymous manner.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee preapproves all services to be provided by the independent audit firm, including audit services, audit-related services, tax services, and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. The Audit Committee has authorized its Chair to preapprove additional services. If the Chair preapproves a service, she reviews the matter with the full Audit Committee at its next regularly scheduled meeting. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent audit firm. Morningstar obtains these services from other firms as needed.

The Audit Committee reviewed and discussed with management and representatives of KPMG Morningstar’s consolidated financial statements for the fiscal year ended December 31, 2015, management’s assessment of the effectiveness of Morningstar’s internal control over financial reporting, and KPMG’s evaluation of Morningstar’s internal control over financial reporting. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. KPMG represented that its presentations included the matters that the Audit Committee and the independent registered public accounting firm are required to discuss pursuant to Auditing Standard No. 16, “Communications with Audit Committees.” This review included a discussion with management of the quality, not merely the acceptability, of Morningstar’s accounting principles; the reasonableness of significant estimates and judgments; and the clarity of disclosure in Morningstar’s financial statements, including the disclosures related to critical accounting estimates. Based on these views and other discussions, and KPMG’s reports, the Audit Committee recommended to the Board the inclusion of the audited financial statements in Morningstar’s Annual Report on Form 10-K for the year ended December 31, 2015.

Audit Committee

Cheryl Francis, Chair
Gail Landis
Jack Noonan
Paul Sturm
Hugh Zentmyer

Principal Accounting Firm Fees

The following table shows the fees that we paid or accrued for audit and other services provided to us by KPMG LLP, our principal accounting firm, in 2015 and 2014.

	2015	2014
Audit Fees	$ 981,402	$1,176,263
Audit-Related Fees	—	—
Tax Fees	8,666	6,985
All Other Fees	11,175	11,050
Total	$1,001,243	$1,194,298

Audit Fees

This category includes fees for the audit of our annual financial statements and the audit of our internal control over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and statutory audits required in jurisdictions outside the United States.

Audit-Related Fees

This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

Tax Fees

This category includes fees for international tax and state franchise tax consultation services.

All Other Fees

This category includes fees for services other than the services reported in audit, audit-related, and tax fees.

Certain Relationships and Related
Party Transactions

Review and Approval of Related Party Transactions

Our Code of Ethics is designed to help our directors, executive officers, and employees address situations that may involve a conflict of interest. These include situations in which an individual’s personal interests are in conflict with the interests of the company; situations in which an individual or family member receives personal benefits as a result of his or her position with the company; and situations that may otherwise cast doubt on his or her ability to act objectively with or on behalf of the company.

The Nominating and Corporate Governance Committee Charter requires that the Nominating and Corporate Governance Committee review potential conflicts of interests of prospective and current directors. Under our Corporate Governance Guidelines, if an actual or potential conflict of interest develops for any reason, including, without limitation, a change in our business operations or in a director’s circumstances, the director should immediately report that matter to our Associate General Counsel and Corporate Secretary for evaluation. Our Associate General Counsel and Corporate Secretary has the discretion to report any actual or potential conflicts to the Chair of the Nominating and Corporate Governance Committee and is required to report to the Chair all conflicts that would require disclosure as a related party transaction or involve a relationship with a competitor. If a significant conflict cannot be resolved, the director may be expected to resign.

The Audit Committee Charter requires that the Audit Committee review all related party transactions involving directors and executive officers. In addition, the Board reviews the independence of each director on an annual basis. As part of this process, the Board reviews and discusses information provided by the directors and management about each director’s business and personal activities as they relate to the company. Related party transactions are disclosed to all directors during this process. See Board of Directors and Corporate Governance—Independent Directors for additional information about the Board’s independence review.

Section 16(a) Beneficial Ownership
Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, among others, to file with the SEC an initial report of ownership of our stock on a Form 3 and reports of changes in ownership on a Form 4 or a Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Under SEC rules, certain forms of indirect ownership and ownership of company stock by certain family members are covered by these reporting requirements. As a practical matter, we assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf.

Based solely on a review of the copies of such forms in our possession, and on written representations from our directors and executive officers, we believe that during 2015 all of our executive officers and directors filed the required reports on a timely basis under Section 16(a) expect that Rob Pinkerton had one late filing related to a restricted stock unit grant.

Shareholder Proposals or Nominations

Any proposal that a shareholder wishes to include in our proxy statement for presentation at our 2017 Annual Shareholders’ Meeting must be received by us no later than December 2, 2016. The shareholder proposal must be submitted, along with proof of ownership of our stock in accordance with Exchange Act Rule 14a-8(b)(2), to our principal executive offices, in care of our Associate General Counsel and Corporate Secretary, by mail to Heidi Miller, Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602. We suggest that the proposal be submitted by certified mail—return receipt requested. We strongly encourage any shareholder interested in submitting a proposal to contact our Associate General Counsel and Corporate Secretary in advance of this deadline to discuss the proposal. Shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement.

Shareholders who intend to nominate a director or present a proposal at our 2016 Annual Shareholders’ Meeting without seeking to include the proposal in our proxy statement must provide us notice of the proposal or nomination no earlier than November 2, 2016 and no later than December 2, 2016. The notice must be made by a registered shareholder on his or her behalf or on behalf of the beneficial owner of shares and must include certain information specified in our by-laws and information as to the shareholder’s ownership of our stock. You can view a copy of the by-laws on our website at http://corporate.morningstar.com/US/documents/PR/ByLaws.pdf. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements. The proposal or nomination must be submitted to our principal executive offices, in care of our Associate General Counsel and Corporate Secretary, by mail to Heidi Miller, Morningstar, Inc., 22 West Washington Street, Chicago, Illinois 60602. We suggest that the proposal or nomination be submitted by certified mail—return receipt requested.

The Nominating and Corporate Governance Committee will review all shareholder proposals and nominations and will make recommendations to the Board for action on any such proposals or nominations. For information on recommending individuals for consideration as nominees through our Nominating and Corporate Governance Committee, see Board of Directors and Corporate Governance—Nominating and Corporate Governance Committee.

Obtaining Our Financial Statements

Our financial statements for the year ended December 31, 2015 are included in our 2015 Annual Report to Shareholders, which we made available to our shareholders at the same time as this proxy statement. Additional copies of our 2015 Annual Report and this proxy statement can be obtained by calling our Investor Relations department at (312) 696-6621. Our 2015 Annual Report and this proxy statement are available on our website at http://corporate.morningstar.com/US/InvestorRelations.

Communicating With Us

We encourage all interested parties—including securities analysts, potential shareholders, and others—to submit questions to us in writing. If you have a question about our business, please contact us by sending an e-mail message to investors@morningstar.com or sending a letter to Morningstar, Inc., Attention: Investor Relations, 22 West Washington Street, Chicago, Illinois 60602. We will make written responses to selected inquiries available to all investors at the same time in Form 8-K reports furnished to the SEC each month.

Please visit http://corporate.morningstar.com/US/InvestorRelations to obtain press releases, earnings releases, and financial information, as well as corporate governance information and links to our SEC filings. If you would like to receive information such as our latest investor information kit or annual report, please send your request to investors@morningstar.com.

Appendix A:
Morningstar, Inc. 2011 Stock Incentive Plan

I. INTRODUCTION

1.1 Purposes. The purposes of the Morningstar, Inc. 2011 Stock Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s shareholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers, other employees and consultants or other independent contractors and (iii) to motivate such persons to act in the long-term best interests of the Company and its shareholders.

1.2 Certain Definitions.

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the Nasdaq Stock Market or any other stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, no par value, of the Company, and all rights appurtenant thereto.

“Company” shall mean Morningstar, Inc., an Illinois corporation, or any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the Nasdaq Stock Market on the last trading day prior to the date as of which such value is being determined or, if the Common Stock is not listed on the Nasdaq Stock Market, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the last trading day prior to the date as of which such value is being determined or, if there shall be no reported transactions on the date prior to the date as of which such value is being determined, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee in good faith and in accordance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 5.2(b)(ii).

“Mansueto Holder” shall mean Joe Mansueto, his spouse and descendants, and any trustee or custodian for and on behalf of Joe Mansueto or his spouse or descendants.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or Performance Unit Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall include one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures, stated in either absolute terms or relative terms, such as rates of growth or improvement: earnings before or after interest and/or taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); net earnings; operating earnings or income; earnings growth; net income; pretax operating earnings after interest expense and before incentives and/or extraordinary or special items; net income per share; cash flows, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; earnings per share; return on shareholders’ equity; stock price; return on common shareholders’ equity; return on capital; return on investments; return on assets; economic value added (income in excess of cost of capital); expense reduction; ratio of operating expenses to operating revenues; interest expense; revenues; revenue backlog; gross margin; operating margin; margins realized on delivered services; total shareholder return; dept-to-capital ratio; market share; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. In the sole discretion of the Committee, but subject to Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

“Performance Option” shall mean an Incentive Stock Option or Nonqualified Stock Option, the grant of which or the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, a specified cash amount or, in lieu thereof, shares of Common Stock having a Fair Market Value equal to such cash amount.

“Performance Unit Award” shall mean an award of Performance Units under this Plan.

“Prior Plan” shall mean the Morningstar, Inc. 2004 Stock Incentive Plan, as amended, or any other plan maintained by the Company under which equity compensation awards are outstanding as of the effective date of the Plan.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award, a Restricted Stock Unit Award or an Unrestricted Stock Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender or cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“Unrestricted Stock Award” shall mean an award of Common Stock that is not subject to any vesting conditions.

1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options (which may include Performance Options), (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Restricted Stock Units and (iv) Performance Units. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units and the number of Performance Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements of Section 162(m) of the Code and regulations thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units or Performance Units shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chairman and Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chairman and Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chairman and Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chairman and Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chairman and Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Articles of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4 Eligibility. Participants in this Plan shall consist of such officers, other employees, nonemployee directors, consultants or other independent contractors, and persons expected to become officers, other employees, nonemployee directors and consultants or other independent contractors of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. For purposes of this Plan and except as otherwise provided for in an Agreement, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a nonemployee director or independent contractor and periods during which a participant is on an approved leave of absence.

1.5 Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, 5,000,000 shares of Common Stock shall be available for all awards under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options, outstanding Free-Standing SARs and outstanding Stock Awards and delivered upon the settlement of Performance Units. To the extent that shares of Common Stock subject to an outstanding option, SAR or stock award granted under the Plan or granted under or governed by a Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem SAR or shares subject to a tandem SAR cancelled upon exercise of a related option), (ii) the settlement of such award in cash, (iii) the withholding of shares of Common Stock by the Company to pay the exercise price of an option, or (iv) the withholding of shares of Common Stock by the Company to pay withholding taxes relating to an award under this Plan, then such shares of Common Stock shall again be available under this Plan.

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

Subject to adjustment as provided in Section 5.7 and all other limits set forth in this Section 1.5, including the share limit on all awards available under this Plan, the maximum number of shares of Common Stock that may be issued pursuant to Unrestricted Stock Awards during any fiscal year of the Company shall be 2,000.

To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options or SARs or a combination thereof may be granted during any fiscal year of the Company to any person shall be 200,000, subject to adjustment as provided in Section 5.7; (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures may be granted during any fiscal year of the Company to any person shall be 200,000, subject to adjustment as provided in Section 5.7, and (iii) the maximum amount that may be payable with respect to Performance Units granted during any fiscal year of the Company to any person shall be $2,500,000.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options may be granted in addition to, or in lieu of, any other compensation payable to officers, other employees, directors, and independent contractors, and in all cases shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Nonqualified Stock Option or an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than 10 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Stock shall have such rights of a shareholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

2.3 Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment or service with the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4 No Repricing. Notwithstanding anything in this Plan to the contrary and subject to Section 5.7, to the extent required by the Nasdaq Stock Market, or any other stock exchange on which shares of Common Stock are traded, the Committee will not amend or replace any previously granted option or SAR in a transaction that constitutes a repricing, without the approval of the shareholders of the Company.

III. STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or an Unrestricted Stock Award.

3.2 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (A) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (B) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock. Notwithstanding the foregoing, (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.3 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (A) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (B) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a shareholder of the Company with respect to the shares of Common Stock subject to such award.

3.4 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

IV. PERFORMANCE UNIT AWARDS

4.1 Performance Unit Awards. The Committee may, in its discretion, grant Performance Unit Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Unit Awards. Performance Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Performance Units and Performance Measures. The number of Performance Units subject to a Performance Unit Award, the method of determining the value of each Performance Unit and the Performance Measures and Performance Period applicable to a Performance Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Unit Awards. The Agreement relating to a Performance Unit Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Unit Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a shareholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Unit Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a shareholder of the Company.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Unit Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

V. GENERAL

5.1 Effective Date and Term of Plan. This Plan shall be submitted to the shareholders of the Company for approval at the Company’s 2011 annual meeting of shareholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such annual meeting of shareholders, shall become effective as of the date on which the Plan was approved by the Board. This Plan shall terminate as of the first annual meeting of the Company’s shareholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than 10 years after the effective date of this Plan. In the event that this Plan is not approved by the shareholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the Nasdaq Stock Market, or any other stock exchange on which shares of Common Stock are traded; provided, however, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, the recipient of such award and, upon such execution and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the shares and awards available under this Plan as set forth under Section 1.5 (including, without limitation, the aggregate number and class of securities available under this Plan, the number and class of securities available for grants of Unrestricted Stock Awards, the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share, the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award, including the number and class of securities subject thereto, the terms of each outstanding Performance Unit, the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, and the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures) shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

5.8 Change in Control.

(a) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion:

(i)

require that (A) some or all outstanding options and SARs shall immediately become exercisable in full or in part, (B) the Restriction Period applicable to some or all outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;

(ii)

require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7;

(iii)

require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (x) in the case of an option or an SAR, the number of shares of Common Stock then subject to the portion of such option or SAR surrendered, to the extent such option or SAR is then exercisable or becomes exercisable pursuant to Section 5.8(a)(i), multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (y) in the case of a Stock Award, the number of shares of Common Stock then subject to the portion of such award surrendered, to the extent the Restriction Period and Performance Period, if any, on such Stock Award have lapsed or will lapse pursuant to Section 5.8(a)(i) and to the extent that the Performance Measures, if any, have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i), multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (z) in the case of a Performance Unit Award, the value of the Performance Units then subject to the portion of such award surrendered, to the extent the Performance Period applicable so such award has lapsed or will lapse pursuant to Section 5.8(a)(i) and to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i); (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above; and/or

(iv)	take such other action as the Board deems appropriate, in its sole discretion.

(b) A “Change in Control” of the Company means the occurrence of any of the following events:

(i)

The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its Subsidiaries, any Mansueto Holder, any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of all or substantially all directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

(ii)

The consummation of a reorganization, merger, consolidation of the Company, statutory share exchange or similar form of corporate transaction involving the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of (a) the corporation resulting from such reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction, or (b) if applicable, the ultimate parent company that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the corporation resulting from such reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction; or

(iii)	a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

5.9 Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.11 Rights as Shareholder. No person shall have any right as a shareholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a shareholder of record with respect to such shares of Common Stock or equity security.

5.12 Designation of Beneficiary. A holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Committee. Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.14 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. MORNINGSTAR, INC. 22 WEST WASHINGTON STREET CHICAGO, IL 60602 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by MorningStar,Inc in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR all of the listed nominees: 1. Election of Directors Nominees Joe Mansueto For 0 0 0 0 0 0 0 0 Yes 0 Against 0 0 0 0 0 0 0 0 No 0 Abstain 0 0 0 0 0 0 0 0 1a For 0 0 For 0 Against 0 0 Against 0 Abstain 0 0 Abstain 0 1b Don Phillips 1i Paul Sturm 1c Robin Diamonte 1j Hugh Zentmyer 1d Cheryl Francis The Board of Directors recommends you vote FOR proposals 2 and 3. 1e Steve Kaplan 2. Reapproval of the performance measures included in the Morningstar, Inc. 2011 Stock Incentive Plan. 1f Gail Landis 0 0 0 1g Bill Lyons 3. Ratification of the appointment of KPMG LLP as Morningstar's independent registered public accounting firm for 2016. 1h Jack Noonan Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000269478_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com MORNINGSTAR, INC. Annual Meeting of Shareholders May 13, 2016 9:00 AM This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 13, 2016. The shares of stock you hold in this account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted FOR all of the nominees listed on Item 1, FOR Items 2 and 3, and in the discretion of the proxyholders on any other matter that properly comes before the meeting. By signing the proxy, you revoke all prior proxies and appoint Heidi Miller, with full power of substitution to vote these shares on the matters shown on the reverse side and any other matters as may properly come before the Annual Meeting and all adjournments. Continued and to be signed on reverse side 0000269478_2 R1.0.1.25